UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2016

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2016, Lonestar Resources US Inc. (“Lonestar”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Seaport Global Securities LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to Lonestar’s public offering of 12,000,000 shares of its Class A Voting Common Stock (“Common Stock”) at a public offering price of $5.75 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to 1,800,000 additional shares of Common Stock at the public offering price (less the underwriting discount), which option was exercised in full on December 19, 2016. The Underwriting Agreement contains customary representations, warranties and agreements of Lonestar and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Lonestar of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The offering was made pursuant to Lonestar’s effective registration statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2016 (File No. 333-214265), as amended. Net proceeds to Lonestar from the sale of the 13,800,000 shares of Common Stock, after underwriting discounts and commissions and estimated expenses, are estimated to be approximately $74.5 million. Lonestar intends to use the net proceeds from the Offering to reduce amounts drawn under its revolving credit facility, redeem a portion of its outstanding Second Lien Notes and repay Seaport Global Securities LLC, who has provided Lonestar gap financing in connection with the previously announced Facilitation Agreement. Any remaining proceeds will be used for general corporate purposes. The Offering closed on December 22, 2016.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Lonestar and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 16, 2016, Lonestar issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 16, 2016, by and between Lonestar Resources US Inc. and Seaport Global Securities LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: December 22, 2016	By:	/s/ Frank D. Bracken, III
		Name:	Frank D. Bracken, III
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 16, 2016, by and between Lonestar Resources US Inc. and Seaport Global Securities LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated December 16, 2016.

4